Exhibit 99.3

PRE-RECORDED INVESTOR CALL SCRIPT

Operator:

Good morning, and welcome to the Swvl Business Combination with Queen’s Gambit Growth Capital investor conference call.

Before we begin, I’d like to remind you that today’s call contains forward-looking statements within the meaning of the U.S. federal securities laws, including those relating to Swvl, the proposed business combination between Swvl and Queen’s Gambit and the anticipated timing or benefits thereof. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in these statements. In addition, today’s call makes use of certain metrics, such as gross revenues and gross margin that are non-IFRS measures. A reconciliation to IFRS financial statements can be found in the slide deck attached to the Form 8-K filed by Queen’s Gambit with the SEC today.

For more information, please refer to the Current Report on Form 8-K filed by Queen’s Gambit with the SEC today, along with the cautionary note regarding forward looking statements in the associated press release.

In addition, these remarks are neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote. In connection with the proposed business combination, Pivotal Holdings Corp intends to file a registration statement on Form F-4 containing a proxy statement and prospectus with the SEC, which you should read carefully and in its entirety when it becomes available because it will contain important information. Queen’s Gambit, Swvl, Holdings and their respective directors and officers may be deemed participants in the solicitation of proxies of Queen’s Gambit’s shareholders in connection with the business combination. More detailed information about each company’s directors and executive officers and their interests in the business combination will be described in the Form F-4 when it becomes available.

I will now turn the call over to Victoria Grace, Queen’s Gambit Founder & Chief Executive Officer. Please go ahead.

Victoria Grace:

Thank you, operator. And thank you everyone for joining us on the call this morning to discuss this transformative transaction. With an implied, fully diluted equity value of apprximately 1.5 billion dollars, Swvl is expected to become the first billion dollar plus unicorn from the Middle East to list on NASDAQ, and the only tech-enabled mass transit solutions company to list on any stock exchange.

Before we get started, I wanted to introduce the individuals who you will hear from today. Following me, you’ll hear from Swvl’s CEO Mostafa Kandil, who co-founded the company in 2017 in Cairo, Egypt when he was just 24 years old. Prior to co-founding Swvl, Mostafa began his career at Rocket Internet in 2014, where he launched the car sales platform CarMoody in the Philippines, which became the largest car classifieds company in the country in just six months. He then served as Rocket Internet’s Head of Operations. In 2016, Kandil joined Careem, a ride-sharing company and the first unicorn in the Middle East. He supported the platform’s expansion into multiple new markets. Careem is now a subsidiary of Uber, based in Dubai, with operations across 100 cities and 15 countries.

Following Mostafa, you will hear from Swvl’s CFO Youssef Salem, whose background is in investment banking as an Executive Director at Moelis & Company.

We could not be more excited to partner with the entire Swvl team, to create significant and sustained value for investors and all stakeholders alike.

PRE-RECORDED INVESTOR CALL SCRIPT

When I formed Queen’s Gambit, I knew that bringing together a team of highly successful and strategically minded women would break barriers in a multitude of ways. We pooled our collective expertise and expansive global networks, and set out to find a target that met specific criteria – a tech-enabled, highly disruptive, and sustainable platform with the potential to deliver significant returns for all stakeholders. In Swvl, we have found each of those things and more.

For those not yet familiar with Swvl, they are actively redefining mass transit for underserved populations around the world, with a cutting-edge, proprietary technology platform. Swvl has effectively built a parallel mass transit system that offers intercity, intracity, B2B and B2G transportation.

Mass transit is a 1 trillion dollar global opportunity. For many people it represents the only viable form of transportation, yet too frequently it comes up short. In certain emerging market cities, inconvenient station access, unreliable pick up and drop off times, poor safety standards, and the persistent risk of harassment for female riders means people cannot reliably get where they need to, when they need to.

That is where Swvl comes in. Swvl taps into an under-utilized fleet of privately owned, high-quality vehicles to form a parallel mass transit system, catering to daily intra-city and inter-city commutes. The company also provides customized TaaS solutions for schools, businesses, and transit agencies, allowing those organizations to provide reliable, convenient, affordable and safe transportation to their communities. Swvl has already enabled more than 100 organizations from around the world to reduce transportation costs and access Swvl’s compelling mobility solutions across the mass transit landscape.

Having established a leadership position in, what we believe to be, some of the most challenging emerging markets across the Middle East, Africa, and South Asia, we are confident that Swvl is now ready to expand access to its transformative offerings globally.

Our proposed transaction is expected to generate gross proceeds of up to approximately 420 million dollars, which will be used to fund and accelerate Swvl’s growth plan. The Company has a clear strategic plan and objective of achieving 1 billion plus dollars in annual gross revenue and operating in 20 countries on 5 continents by 2025.

We also believe Swvl represents a compelling investment opportunity based on its strong ESG principles. As we have said before, Queen’s Gambit believes that diversity in business is essential to long-term value creation, and fostering diversity requires empowering traditionally under-resourced populations to succeed. Swvl understands how limiting life can be for those who cannot easily leave their homes, who cannot go where they want to go, when they want to go. And the company is solving for these global challenges in a way that no other mobility company is.

With affordable, convenient and safe transportation offerings, Swvl is helping realize social and economic equity for all, while emphasizing safety and opportunity, not to mention the thousands of employment opportunities across emerging markets that they have already created. Swvl is also helping to reduce the carbon footprint of megacities. Since inception, Swvl estimates that its platform has reduced congestion by an estimated 14.4 million person-hours, and prevented approximately 245 million pounds of CO2 emissions relative to single rider options. And we should recognize that Swvl has accomplished all this in only four short years – with what we believe to be an amazing trajectory moving forward.

As you can sense, I and the entire Queen’s Gambit team of accomplished female professionals, believe strongly that Swvl is a one-of-a-kind company. Each and every day, Swvl’s proprietary technology is solving for big problems. The company is already transforming mass transit, with a proven track record of impressive growth and unit economics. We look forward to helping Swvl realize its global potential by leveraging our team’s collective expertise and network.

Given that Agility has made a significant capital commitment in Queen’s Gambit and the combined company, and operates in many of Swvl’s key markets, we believe there may be potential opportunities for Swvl and Agility to collaborate strategically and operationally moving forward.

Now, it’s my pleasure to turn the call over to Mostafa Kandil, co-founder and CEO of Swvl.

PRE-RECORDED INVESTOR CALL SCRIPT

Mostafa Kandil:

Thank you, Victoria, for that humbling introduction.

Good morning everyone – I’m Mostafa Kandil, co-founder and CEO of Swvl.

I’m excited to take you through some details about Swvl – the company’s journey to reach this important milestone, and to discuss how Swvl is uniquely positioned to address the global 1 trillion dollar global mass transit dilemma.

As a starting point, it is important to understand that, particularly in emerging markets, public transportation is critical. For most people in these markets, it represents the only affordable way to commute to their job, to school, to be with family and to live an independent life.

When I was a student at the American University in Cairo, I grew increasingly frustrated with public transportation options, which presented a consistently unreliable and inconvenient rider experience, which was not always safe. I struggled to commute to my hometown on weekends to see my family, and I spent hours at the bus station waiting for a bus that never arrived. I also worried whenever my mother or my sisters had to take a public bus, given the harassment that women are often forced to endure on public transportation. Like so many others that are living, studying, and working in these markets, I found other private transportation options to be prohibitively expensive. I felt stuck – forced to rely on an inefficient public transportation system that often made me feel uneasy.

After graduating, I noticed additional deficiencies in existing mass transit systems. These included increased congestion, harmful environmental impacts, underutilized fleets of licensed buses and vans, persistent income uncertainty for minivan and bus drivers, and the rising cost of private ride-hailing options. It also became apparent that these mass transit issues plagued not just Cairo or the Middle East – they reflected a widespread problem in emerging markets, where governments spend billions of dollars operating rigid, obsolete public transportation systems in exceedingly dynamic cities. Even in the most developed markets, the costs imposed on social and financial productivity by a lack of mass transit solutions can be staggering. In the United States, for instance, the annual cost of traffic is estimated to be 88 billion dollars.

So in 2017 I decided to create Swvl, with an objective of building the mass transit system of the future, for the cities of the future – by utilizing the power of AI and machine learning. I started with a simple idea – through technology we could more efficiently get every day commuters wherever they need to go more affordably, safely, and reliably. An idea with the added benefit of enabling governments to redirect the time and resources spent running suboptimal public transportation systems to more pressing topics like education and healthcare.

Fast forward to today and Swvl has become a leading provider of tech-enabled mass transit across emerging markets in the Middle East, Africa, and South Asia. In just a few short years, our diversified transit offerings have evolved from daily intra-city commuting to inter-city retail travel and customized TaaS offerings for businesses, schools, universities, and transit agencies. Every month, hundreds of thousands of riders reach their destinations because of our proprietary mobility solutions. We have thousands of drivers, whom we call captains, operating across 10 major cities in emerging markets. By helping to solve mass transit supply and demand challenges in these emerging markets, our cutting-edge technology is reducing the societal burden of congestion and boosting productivity.

As Victoria mentioned, Swvl has succeeded in executing its business plan in some of the world’s most challenging emerging markets.

We have grown user adoption, revenues and markets rapidly, realizing 430 percent compounded annual gross revenue from 2017 to 2020. Likewise, we have developed algorithmically-driven, demand responsive, proprietary technology that we are now ready to bring to other emerging and developed markets around the world.

PRE-RECORDED INVESTOR CALL SCRIPT

Queen’s Gambit is the ideal partner for us. They share our commitment to providing populations better access to economic and educational opportunities, by removing barriers, especially for women, in the geographies that need it most. And we are confident that Queen’s Gambit will bring critical financial, operational and network resources to help accelerate our long-term growth plans.

We are also excited about the potential to collaborate strategically and operationally with the Agility team. As Agility is the largest private owner, manager and developer of industrial real estate in many emerging markets, we believe that such collaboration could help to accelerate our global expansion efforts and expand our SaaS/TaaS client base.

As Victoria mentioned, we have a clear strategic plan and objective to achieve 1 billion plus dollars in annual gross revenue and expansion into 20 countries on 5 continents by 2025. We are also targeting a 30-40 percent gross margin and a 15 percent EBITDA margin by 2025. We use the term gross margin to mean our gross revenue minus captain costs, as the terms are used in our financial statements.

We believe we have a number of levers to pull to help us achieve these targets, including:

1.	Further penetration of existing, core geographies – all with a proven and resilient business model;

2.

Expansion of our full portfolio of intra-city, inter-city and TaaS and SaaS offerings into other emerging markets, with a focus on Latin America and Southeast Asia, given overall similarity to our existing geographies today and market opportunities;

3.	SaaS and TaaS-led expansions across developed markets including the U.S., Europe, and parts of Asia, which could occur directly or through partnerships; and

4.	Full portfolio break-even and expectations to be EBITDA positive by 2024.

Our platform has compelling network effects. Our established data infrastructure, growth cycle and enhanced supply economics all create a robust cost barrier for competitors, with a strong competitive moat. Adding drivers and vehicles enables us to increase the number of routes on our network, thereby, increasing aggregate earnings potential for vehicle owners while simultaneously reducing costs per kilometer. In turn, this unlocks significant margin upside while enhancing Swvl’s ability to offer compelling prices for the end consumer.

Together with our new partners, we are confident that we will create compelling and sustained value for all stakeholders, all the while continuing to create best-in-class technology products that provide transformative solutions to the universal, daily struggle of mobility for so many.

I will now turn the call over to my colleague Youssef Salem, CFO of Swvl.

Youssef Salem:

Thank you Mostafa. And I would like to reiterate Mostafa’s excitement about this partnership. We believe this transaction and injection of capital positions us exceptionally well to fund and pursue our comprehensive geographic expansion plans.

Swvl has a demonstrated track record of rapid growth, highlighted by our 430 percent compounded annual gross revenue growth from 2017 to 2020. Additionally, over the past two years, Swvl’s TaaS enterprise offering has achieved 4x growth in gross revenue per client, and maintained a healthy net dollar retention rate of approximately 115 percent as of March 2021. This demonstrates Swvl’s ability to grow revenue over time through expanded operations with just our existing pool of clients.

PRE-RECORDED INVESTOR CALL SCRIPT

Looking ahead, we forecast annualized gross revenue through December 2021 of 79 million dollars, from across 10 cities in 6 countries. This equates to growth of approximately 55 percent from annualized February 2020 gross revenues of 51 million dollars, prior to the start of pandemic-related lockdowns in key markets.

Key to driving Swvl’s long-term financial results is our proprietary technology that can dynamically price for both driver supply and customer demand based on real-time market data. By predicting user reaction to pricing under both peak and off-peak demand scenarios, our pricing model resulted in a meaningful increase in revenue per user and enabled strong annual gross revenue retention in the 12 months after activation. Additionally, our smart assignment technology optimizes the driver experience by increasing monthly rides per driver, contributing to strong driver retention rates.

Swvl’s projections for the long term are, in our view, quite compelling as well. We forecast growth in total bookings to 566 million in 2025. We also see a pathway to achieving a 30-40 percent gross margin by 2025 by leveraging our scale and refining supply-focused interventions like driver bidding for routes and dynamic routing to reduce overall costs and riders’ average walk to station time. As our user retention and network coverage levels improve, we will also have opportunities to expand net margin by reducing refunds and promotions. As used in our financial statements, net margin is equivalent to “gross profit/loss.”

We are excited about Swvl’s growing ability to generate positive cash flows and forecast that we will be EBITDA positive in 2024.

Today is another milestone in Swvl’s transformative journey, which we are incredibly proud of. We look forward to updating the investment community on our financial and operational achievements, and will be visiting directly with investors in the days ahead. We will inform the community of these events and are pleased to answer any questions you may have.

I will now turn the call back to Victoria for closing remarks.

Victoria Grace:

Thank you Youssef.

As you can tell, we all share the same sense of excitement about this combination. Before closing, I’d like to share just a few details about the transaction itself.

As I previously mentioned, the transaction is expected to generate gross proceeds of up to approximately 420 million dollars, which will be used to fund and accelerate Swvl’s growth plan. This includes a 75 million dollar fully committed private placement of common shares of the combined company, led by global strategic and financial investors including Agility and Luxor.

The implied, fully diluted equity value of the combined company is approximately 1.5 billion dollars, assuming minimal redemptions by Queen’s Gambit’s public shareholders, with existing Swvl shareholders expected to own approximately 66 percent of the combined company.

Swvl’s leadership team will remain intact, with Mostafa Kandil serving as Chief Executive Officer of the combined company, overseeing its strategic growth initiatives and expansion. The Board of Directors of the combined company will include Mostafa, myself and Lone Fonss Schroder, as well as six additional members to be appointed by Swvl prior to the closing, taking into account the right mix of skills, experience, diversity and viewpoints. The Board of Directors will also establish an advisory committee, including two members of Queen’s Gambit, to focus on fostering continued diversity and inclusion as a public company.

PRE-RECORDED INVESTOR CALL SCRIPT

The proposed transaction has been unanimously approved by the Boards of Directors of both Queen’s Gambit and Swvl, and is expected to close in the fourth calendar quarter of 2021, subject to customary closing conditions, including the approval of Queen’s Gambit shareholders.

Since being introduced to Swvl, our Queen’s Gambit team has been consistently impressed by their entrepreneurial sophistication, the strength of their existing and transformative business and its potential to rapidly gain market share across new geographies. Notably, one cannot underestimate the positive impact of Swvl’s offerings on underserved communities and transit infrastructure as a whole. We look forward to uniting our teams’ complementary experience, unlocking an incredible expansion opportunity, and to taking Swvl to new heights.

We thank you for your time today, and have a great day.

#    #     #

Additional Information

In connection with the business combination, Pivotal Holdings Corp (“Holdings”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a preliminary prospectus and preliminary proxy statement and, after the registration statement is declared effective, Queen’s Gambit will mail a definitive proxy statement/prospectus and other relevant documents relating to the business combination to its shareholders. This communication is not a substitute for the registration statement, the definitive proxy statement/prospectus or any other document that Queen’s Gambit will send to its shareholders in connection with the business combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov. The definitive proxy statement/final prospectus (if and when available) will be mailed to shareholders of Queen’s Gambit as of a record date to be established for voting on the business combination. Shareholders of Queen’s Gambit will also be able to obtain copies of the proxy statement/prospectus without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Queen’s Gambit Growth Capital, 55 Hudson Yards, 44th Floor, New York, New York, 10001.

Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the proposed business combination between Swvl and Queen’s Gambit, the estimated or anticipated future results and benefits of the combined company following the business combination, including the likelihood and ability of the parties to successfully consummate the business combination, future opportunities for the combined company and other statements that are not historical facts.

PRE-RECORDED INVESTOR CALL SCRIPT

These statements are based on the current expectations of Swvl and/or Queen’s Gambit’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Swvl and Queen’s Gambit. These statements are subject to a number of risks and uncertainties regarding Swvl’s business and the business combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political and business conditions, including but not limited to the economic and operational disruptions and other effects of the COVID-19 pandemic; the inability of the parties to consummate the business combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the number of redemption requests made by Queen’s Gambit’s shareholders in connection with the business combination; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the business combination; the risk that the approval of the shareholders of Swvl or Queen’s Gambit for the potential transaction is not obtained; failure to realize the anticipated benefits of the business combination, including as a result of a delay in consummating the potential transaction or additional information that may later arise in connection with preparation of the registration statement on Form F-4 and proxy materials, or after the consummation of the business combination as a result of the limited time SPAC had to conduct due diligence; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability of the combined company to execute its growth strategy, manage growth profitably and retain its key employees; competition with other companies in the mobility industry; Swvl’s limited operating history and lack of experience as a public company; the lack of, or recent implementation of, certain policies and procedures to ensure compliance with applicable laws and regulations, including with respect to anti-bribery, anti-corruption, and cyber protection; the risk that Swvl is not able to execute its growth plan, which depends on rapid, international expansion; the risk that Swvl is unable to attract and retain consumers and qualified drivers and other high quality personnel; the risk that Swvl is unable to protect and enforce its intellectual property rights; the risk that Swvl is unable to determine rider demand to develop new offerings on its platform; the difficulty of obtaining required registrations, licenses, permits or approvals in jurisdictions in which Swvl currently operates or may in the future operate; the fact that Swvl currently operates and intends to expand into jurisdictions that are, or have been, characterized by political instability, may have inadequate or limited regulatory and legal frameworks and may have limited, if any, treaties or other arrangements in place to protect foreign investment or involvement; the risk that Swvl’s drivers could be classified as employees, workers or quasi-employees in the jurisdictions they operate; the fact that Swvl has operations in countries known to experience high levels of corruption and is subject to territorial anti-corruption laws in these jurisdictions; the ability of Holdings to obtain or maintain the listing of its securities on a U.S. national securities exchange following the business combination; costs related to the business combination; and other risks that will be detailed from time to time in filings with the SEC. The foregoing list of risk factors is not exhaustive. There may be additional risks that Swvl presently does not know or that Swvl currently believes are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide Swvl’s expectations, plans or forecasts of future events and views as of the date of this communication. Swvl anticipates that subsequent events and developments will cause Swvl’s assessments and projections to change. However, while Swvl may elect to update these forward-looking statements in the future, Swvl specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Swvl’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

PRE-RECORDED INVESTOR CALL SCRIPT

Participants in the Solicitation

Holdings, Swvl, Queen’s Gambit and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies of Queen’s Gambit’s shareholders in connection with the business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the business combination of the directors and officers of Holdings, Swvl and Queen’s Gambit in the registration statement on Form F-4 to be filed with the SEC by Holdings, which will include the proxy statement of Queen’s Gambit for the business combination. Information about Queen’s Gambit’s directors and executive officers is also available in Queen’s Gambit’s Annual Form 10-K for the fiscal year ended December 31, 2020 and other relevant materials filed with the SEC.

No Offer or Solicitation

This news release is for informational purposes only and is not a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This news release is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the business combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.